Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Central Energy Partners LP (“Central Energy”) on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John L. Denman, Jr., Chief Executive Officer of Central Energy GP LLC, the General Partner of Central Energy and Ian T. Bothwell, Chief Financial Officer of Central Energy GP LLC, the General Partner of Central Energy, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John L. Denman, Jr.
John L. Denman, Jr.
Chief Executive Officer of
Central Energy GP LLC, the
General Partner of
Central Energy Partners LP

/s/ Ian T. Bothwell
Ian T. Bothwell,
Chief Financial Officer of
Central Energy GP LLC, the
General Partner of
Central Energy Partners LP